Exhibit 99.1

Boston Private Financial Holdings Reports Second Quarter 2010 Results

Boston, MA – July 28, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company”) today reported second quarter 2010 GAAP net income attributable to the Company of $1.1 million, compared to $5.1 million in the first quarter of 2010. After accounting for non-cash equity adjustments and preferred dividends, the Company reported a second quarter 2010 GAAP loss per share of ($0.07) compared to earnings per share of $0.02 in the first quarter of 2010.

During the quarter, the Company redeemed the remaining $104 million of its TARP Capital Purchase Program funds, resulting in a one-time non-cash equity adjustment of $5.0 million, or $0.07 per share. Going forward the redemption will result in annualized savings of $5.2 million, or $0.08 per share, due to the elimination of the associated preferred dividends.

Chairman and Chief Executive Officer Timothy L. Vaill said, “During this quarter, we saw continued improvement in our core business, with increases in loans, higher net interest income, and higher fee income from our wealth advisory and investment management segments, as well as positive AUM net flows.

“Credit quality at our banks in Southern California and the Pacific Northwest continued to improve, and we saw another quarter of quality results from our Boston bank. However, as a result of recent adverse developments relating to several large loan relationships in our Northern California commercial real estate portfolio, we took proactive steps to add to our provision for loan losses. Net income decreased this quarter primarily due to the higher provision for loan losses.”

Key Financials (Note: All comparisons relate only to continuing operations except where noted).

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Revenue for the second quarter was $70.7 million, a decrease of $1.1 million, or 2%, from $71.7 million on a linked quarter basis. Revenues were up 7% from $66.2 million compared to the same period in 2009.

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Net Interest Income for the second quarter was $45 million, an increase of $0.7 million, or 2%, from $44.3 million on a linked quarter basis. Net Interest Income was up 15% from $39.3 million compared to the same period in 2009.

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Net Interest Margin for the second quarter was 3.29%, up 11 basis points from 3.18% on a linked quarter basis. Net Interest Margin was up 15 basis points from 3.14% compared to the same period in 2009.

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Total Fee Income for the second quarter was $25.8 million, a decrease of $0.2 million, or 1%, from $25.9 million on a linked quarter basis. Total Fee Income was up 7% from $24.2 million compared to the same period in 2009.

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Operating Expenses for the second quarter were $56.7 million, an increase of $0.6 million, or 1%, on a linked quarter basis. Operating Expenses were down 2% from $57.7 million compared to the same period in 2009.

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Tangible Common Equity/Tangible Assets (“TCE/TA”) at the end of the second quarter was 7.11%, an increase of 79 basis points from 6.32% on a linked quarter basis. TCE/TA was up 167 basis points from 5.44% compared to the same period in 2009.

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Total Balance Sheet Assets as of the end of the second quarter were down $0.2 million, or 3% to $5.9 billion on a linked quarter basis. Total Balance Sheet Assets were down 19% from $7.3 billion compared to the same period in 2009, due primarily to divestitures in late 2009.

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Provision for Loan Losses for the second quarter was $15 million, an increase of $7.3 million, or 96%, from $7.6 million on a linked quarter basis. Provision for Loan Losses was up 71% from $8.7 million compared to the same period in 2009.

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Allowance for Loan Losses as a percentage of Total Loans at the end of the second quarter was 1.76%, an increase of 8 basis points, from 1.68% on a linked quarter basis. Allowance for Loan Losses as a percentage of Total Loans was up 8 basis points from 1.68% compared to the same period in 2009.

“This quarter, we completed a successful capital raise, adding more than $33 million in capital, and fully repaid our TARP funds to the U.S. Treasury, which will deliver substantial annualized savings in the future,” said David J. Kaye, Chief Financial Officer. “We improved upon our already-strong capital position and our TCE/TA ratio now stands at 7.11%. While our provision for loan losses is substantially higher this quarter as we address the issues in Northern California, we saw an improvement in credit quality at our other three banks, with lower classified and past due loans.”

Total Deposits decreased 2% in the second quarter to $4.4 billion compared to the first quarter of 2010, driven by a reduction in brokered certificates of deposit. Total Loans increased 3% in the second quarter to $4.5 billion compared to the end of the first quarter of 2010. Residential loans and commercial loans each grew 4% as of the end of the second quarter compared to the end of the first quarter of 2010.

Non-Performing Loans as a percentage of Total Loans were 2.23% as of the end of the second quarter, an increase of 21 basis points from 2.02% at the end of the first quarter of 2010. Net Charge-offs for the quarter were $9.2 million, which represented 0.20% (not annualized) of Total Loans, compared to $2.8 million of Net Charge-offs during the first quarter of 2010, or 0.06% (not annualized) of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans decreased 28 basis points, on a linked quarter basis, to 0.17%.

Total Company Assets Under Management (“AUM”) decreased while fee income increased during the second quarter of 2010 as compared to the first quarter of 2010. Total AUM for the second quarter was $18.3 billion, a decrease of $885 million, or 5%, from $19.2 billion on a linked quarter basis. The Company experienced second quarter AUM net inflows of $10 million, as compared to $70 million of net inflows in the prior quarter.

“Although the economy continues to present challenges, particularly in the Northern California commercial real estate portfolio, we are taking action to deal with these issues. However, we are seeing positive signs in our core business, and in these uncertain times we continue to offer the high-net-worth market a compelling value proposition of local, high-touch private banking, wealth advisory and investment management services,” Mr. Vaill said.

“As previously announced, Clay Deutsch will be taking over as Chief Executive Officer and President at Boston Private Financial Holdings at the end of the month” Vaill continued. “A McKinsey & Company veteran who started his career in banking three decades ago, Clay brings rich industry experience and expertise in wealth management and has helped many businesses develop and improve their growth strategies over the years. I want to wish Clay the best as the Company continues to deliver outstanding service and advice to clients in our markets around the country.”

Dividend Payments

Concurrent with the release of the second quarter 2010 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is August 11, 2010 and the payment date is August 25, 2010.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company’s GAAP Total Equity to Total Assets ratio to the non-GAAP measure is attached.

Conference Call

Management will hold a conference call at 9 a.m. Eastern Time on Thursday, July 29, to discuss the financial results in more detail. To access the call:

Dial In #: 866-831-6267

International Dial In #: 617-213-8857

Passcode: 52395985

Replay Information:

Available from July 29 at 12 noon to August 5

Dial In #: 888-286-8010

International Dial In #: 617-801-6888

Passcode: 12287780

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

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CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, include, among others, statements regarding our strategy, effectiveness of our investment programs, and evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in the value of the securities in our investment portfolio, changes in loan defaults and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions; and changes in assumptions used in making such forward looking statements, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

(In thousands, except per share data)	June 30, 2010	June 30, 2009	March 31, 2010
FINANCIAL DATA:

Total Balance Sheet Assets (1)	$5,867,709	$7,265,738	$6,034,392
Total Equity	540,666	648,035	610,180
Cash and Investment Securities	1,016,840	1,122,149	1,327,776
Goodwill	108,695	105,102	108,692
Intangible Assets, Net	38,756	46,056	40,096

Commercial Loans	2,327,240	2,273,464	2,230,079
Construction and Land Loans	259,829	424,564	295,831
Residential Mortgage Loans	1,601,714	1,323,683	1,541,629
Home Equity and Other Consumer Loans	297,418	208,506	291,440

Total Loans	4,486,201	4,230,217	4,358,979

Loans Held for Sale	28,449	35,371	9,592
Other Real Estate Owned (“OREO”)	12,113	13,147	16,238

Deposits	4,380,793	4,066,691	4,478,795
Borrowings	839,539	1,015,578	836,240

Book Value Per Common Share	$6.45	$6.78	$6.54
Market Price Per Share	$6.43	$4.48	$7.37

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$3,405,000	$3,241,000	$3,582,000
Investment Managers	6,880,000	6,298,000	7,329,000
Wealth Advisory	7,210,000	6,400,000	7,445,000
Less: Inter-company Relationship	(17,000)	(16,000)	(18,000)

Consolidated Affiliate Assets Under Management and Advisory	$17,478,000	$15,923,000	$18,338,000

Unconsolidated	800,000	800,000	825,000

Total Unconsolidated Assets Under Management and Advisory	$18,278,000	$16,723,000	$19,163,000

FINANCIAL RATIOS:

Total Equity/Total Assets	9.21%	8.92%	10.11%
Tangible Common Equity/Tangible Assets (2)	7.11%	5.44%	6.32%
Allowance for Loan Losses/Total Loans	1.76%	1.68%	1.68%
Allowance for Loan Losses/Non-Accrual Loans	81%	109%	86%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30 2009
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$46,765	$41,163	$46,093	$92,858	$82,322
FTE Adjustment	1,748	1,861	1,782	3,531	3,611

Net Interest Income	45,017	39,302	44,311	89,327	78,711

Investment Management and Trust Fees:
Private Banking	5,766	5,039	5,716	11,482	9,942
Investment Managers	9,390	7,707	9,159	18,549	15,815

Total Investment Management Fees	15,156	12,746	14,875	30,031	25,757

Total Wealth Advisory Fees	9,304	8,496	9,257	18,562	16,768
Other Fees	1,297	2,914	1,816	3,111	4,132

Total Fees	25,757	24,156	25,948	51,704	46,657

Gain on sale of Investments, Net	987	951	1,432	2,419	4,394
(Loss)/Gain on Sale of Loans and OREO, Net	(1,111)	1,834	48	(1,062)	6,104
Gain on Retirement of Debt	—	—	—	—	407

Total Fees and Other Income	25,633	26,941	27,428	53,061	57,562

Total Revenue	70,650	66,243	71,739	142,388	136,273

Provision for Loan Losses	14,962	8,731	7,615	22,577	22,056

Salaries and Employee Benefits	34,653	32,403	33,849	68,501	62,405
Occupancy and Equipment	6,696	6,877	6,786	13,482	13,107
Professional Services	4,324	4,909	4,844	9,168	9,933
Marketing and Business Development	2,042	1,804	1,511	3,553	3,413
Contract Services and Processing	1,437	1,294	1,326	2,763	2,597
Amortization of Intangibles	1,339	2,279	1,329	2,669	3,916
FDIC Insurance	2,266	3,707	2,087	4,353	5,114
Other	3,908	4,383	4,300	8,209	8,798

Total Operating Expense	56,665	57,656	56,032	112,698	109,283

(Loss)/Income from Continuing Operations, before Tax	(977)	(144)	8,092	7,113	4,934
Income Tax (Benefit)/Expense	(1,202)	(3)	2,337	1,134	815

Net Income/(Loss) from Continuing Operations	225	(141)	5,755	5,979	4,119
Discontinued Operations, Net of Tax (3)	1,509	(7,763)	36	1,545	(8,392)

Net Income/(Loss) before Attribution to Noncontrolling Interest	1,734	(7,904)	5,791	7,524	(4,273)

Less: Net Income Attributable to the Noncontrolling Interest	616	579	685	1,301	1,344

Net Income/(Loss) Attributable to the Company	$1,118	$(8,483)	$5,106	$6,223	$(5,617)

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30, 2009
PER SHARE DATA:

Calculation of Income/(Loss) for EPS:

Net Income/(Loss) from Continuing Operations	$225	$(141)	$5,755	$5,979	$4,119
Less: Net Income Attributable to Noncontrolling Interests	616	579	685	1,301	1,344

Net (Loss)/Income from Continuing Operations Attributable to the Company	$(391)	$(720)	$5,070	$4,678	$2,775
Decrease/(Increase) in Noncontrolling Interests Redemption Value	190	(1,624)	1,124	1,314	(2,771)
Accretion of Series B Preferred Stock Beneficial Conversion Feature (4)	—	(4,879)	—	—	(9,246)
Accretion of Discount on Series C Preferred Stock (5)	(4,963)	(242)	(3,025)	(7,988)	(622)
Dividends on Preferred Securities (4)(5)	(1,387)	(1,356)	(1,567)	(2,954)	(3,867)

(Loss)/Income from Continuing Operations Attributable to the Common Shareholders	$(6,551)	$(8,821)	$1,602	$(4,950)	$(13,731)
Income/(Loss) from Discontinued Operations	$1,509	$(7,763)	$36	$1,545	$(8,392)
Net (Loss)/Income Attributable to the Common Shareholder	$(5,042)	$(16,584)	$1,638	$(3,405)	$(22,123)

Dividends Paid on Series B Preferred Stock for Diluted EPS	$—	$—	73	$—	$—

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	68,787	67,861	67,870	68,331	66,264
Weighted Average Diluted Shares (6)	68,787	67,861	76,474	68,331	66,264

(Loss)/Earnings per Share - Basic and Diluted
(Loss)/Earnings per Share from Continuing Operations	$(0.09)	$(0.13)	$0.02	$(0.07)	$(0.21)
Income/(Loss) per Share from Discontinued Operations	$0.02	$(0.11)	$0.00	$0.02	$(0.12)
(Loss)/Earnings per Share	$(0.07)	$(0.24)	$0.02	$(0.05)	$(0.33)

	Three Months Ended		Three Months Ended	Six Months Ended June 30,
	June 30, 2010	June 30, 2009	March 31, 2010	2010	2009
OPERATING RATIOS & STATISTICS:
Return on Average Equity	0.75%	(5.16%)	3.30%	2.05%	(1.67%)
Return on Average Assets	0.07%	(0.47%)	0.33%	0.20%	(0.16%)
Net Interest Margin	3.29%	3.14%	3.18%	3.24%	3.18%
Total Fees and Other Income/Total Revenue	36.28%	40.67%	38.23%	37.27%	42.24%
Loans Charged-off, Net	$9,151	$5,320	$2,797	$11,948	$15,144

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Average Balance Three Months Ended			Interest Income/Expense Three Months Ended			Average Yield/Rate Three Months Ended
AVERAGE BALANCE SHEET:	June 30,		March 31, 2010	June 30,		March 31, 2010	June 30,		March 31, 2010
	2010	2009		2010	2009		2010	2009
AVERAGE ASSETS
Earning Assets
Cash and Investments (7)	$1,222,464	$980,779	$1,430,142	$5,732	$8,391	$6,420	1.88%	3.34%	1.80%
Loans (8)
Commercial and Construction (7)	2,605,125	2,704,214	2,592,771	35,414	38,596	37,587	5.41%	5.70%	5.76%
Residential Mortgage	1,563,746	1,318,627	1,511,547	19,251	17,408	18,886	4.92%	5.28%	5.00%
Home Equity and Other Consumer	277,473	205,738	220,852	3,842	2,257	2,459	5.52%	4.36%	4.48%

Total Earning Assets	5,668,808	5,209,358	5,755,312	64,239	66,652	65,352	4.52%	5.10%	4.52%

Allowance for Loan Losses	(74,923)	(70,092)	(69,760)
Cash and due From Banks (Non-Interest Bearing)	13,385	25,972	12,338
Other Assets (12)	493,339	2,027,723	503,447

TOTAL AVERAGE ASSETS	$6,100,609	$7,192,961	$6,201,337

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$536,905	$444,671	$517,584	$515	$846	$592	0.38%	0.76%	0.46%
Money Market	1,653,006	1,113,927	1,646,046	3,762	5,026	3,921	0.91%	1.81%	0.97%
Certificates of Deposits	1,340,825	1,517,340	1,419,511	5,104	9,313	6,116	1.53%	2.46%	1.75%

Total Deposits	3,530,736	3,075,938	3,583,141	9,381	15,185	10,629	1.07%	1.98%	1.20%
Junior Subordinated Debentures and Other Long-term Debt	193,645	241,734	193,645	2,504	3,130	2,490	5.17%	5.18%	5.14%
FHLB Borrowings and Other	617,181	827,279	676,331	5,589	7,174	6,140	3.58%	3.43%	3.63%

Total Interest-Bearing Liabilities	4,341,562	4,144,951	4,453,117	17,474	25,489	19,259	1.61%	2.46%	1.74%

Non-interest Bearing Demand Deposits	1,037,556	842,279	1,010,766
Payables and Other Liabilities (12)	106,308	1,497,658	87,795

Total Liabilities	5,485,426	6,484,888	5,551,678
Redeemable Non-Controlling Interest	20,569	50,956	30,281
Stockholders’ Equity	594,614	657,117	619,378

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,100,609	$7,192,961	$6,201,337

Net Interest Income				$46,765	$41,163	$46,093
Interest Rate Spread							2.91%	2.64%	2.78%
Net Interest Margin							3.29%	3.14%	3.18%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	Average Balance Six Months Ended		Interest Income/Expense Six Months Ended		Average Yield/Rate Six Months Ended
AVERAGE BALANCE SHEET:	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
AVERAGE ASSETS
Earning Assets
Cash and Investments (7)	$1,324,141	$982,725	$12,152	$16,785	1.84%	3.45%
Loans (8)
Commercial and Construction (7)	2,570,211	2,685,806	73,002	77,671	5.54%	5.79%
Residential Mortgage	1,537,790	1,321,157	38,137	35,304	4.96%	5.38%
Home Equity and Other Consumer	278,119	201,533	6,302	4,448	5.54%	4.41%

Total Earning Assets	5,710,261	5,191,221	129,593	134,208	4.53%	5.19%

Allowance for Loan Losses	(72,356)	(68,269)
Cash and due From Banks (Non-Interest Bearing)	12,897	27,085
Other Assets (12)	516,463	2,054,975

TOTAL AVERAGE ASSETS	$6,167,265	$7,205,012

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$526,967	$434,096	$1,108	$1,689	0.42%	0.78%
Money Market	1,645,994	1,117,699	7,683	9,993	0.94%	1.80%
Certificates of Deposits	1,397,982	1,462,177	11,220	19,270	1.62%	2.66%

Total Deposits	3,570,943	3,013,972	20,011	30,952	1.13%	2.07%
Junior Subordinated Debentures and Other Long-term Debt	193,645	249,136	4,994	6,401	5.16%	5.14%
FHLB Borrowings and Other	646,593	890,416	11,730	14,533	3.61%	3.28%

Total Interest-Bearing Liabilities	4,411,181	4,153,524	36,735	51,886	1.67%	2.51%

Non-interest Bearing Demand Deposits	1,029,197	832,209
Payables and Other Liabilities (12)	99,151	1,493,868

Total Liabilities	5,539,529	6,479,601
Redeemable Non-Controlling Interest	21,195	51,712
Stockholders’ Equity	606,541	673,699

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,167,265	$7,205,012

Net Interest Income			$92,858	$82,322
Interest Rate Spread					2.86%	2.68%
Net Interest Margin					3.24%	3.18%

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	June 30, 2010	June 30, 2009	March 31, 2010
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (9):

Commercial Loans:
New England	$1,048,562	$1,056,761	$962,252
Northern California	946,171	864,660	938,492
Southern California	226,215	228,500	226,942
Pacific Northwest	106,607	124,261	102,809

Total Commercial Loans	$2,327,555	$2,274,182	$2,230,495

Construction and Land Loans:
New England	$105,642	$134,907	$112,099
Northern California	134,153	228,245	150,884
Southern California	3,068	11,812	7,177
Pacific Northwest	16,966	49,600	25,671

Total Construction and Land Loans	$259,829	$424,564	$295,831

Residential Mortgage Loans:
New England	$1,134,756	$1,048,424	$1,126,290
Northern California	262,762	207,573	228,143
Southern California	158,425	65,394	142,247
Pacific Northwest	45,771	2,292	44,949

Total Residential Mortgage Loans	$1,601,714	$1,323,683	$1,541,629

Home Equity and Other Consumer Loans:
New England	$197,410	$93,901	$182,604
Northern California	73,452	83,431	81,035
Southern California	18,078	22,539	18,802
Pacific Northwest	6,206	4,610	5,759

Total Home Equity and Other Consumer Loans	$295,146	$204,481	$288,200

Total Private Banking Loans	$4,484,244	$4,226,910	$4,356,155

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

	June 30, 2010	June 30, 2009	March 31, 2010

Allowance for Loan Losses:
New England	$28,841	$27,142	$28,125
Northern California	29,720	17,275	23,986
Southern California	12,822	12,295	12,504
Pacific Northwest	7,690	14,290	8,647

Total Allowance for Loan Losses	$79,073	$71,002	$73,262

Accruing Classified Loans (10):
New England	$12,867	$5,382	$20,845
Northern California	24,723	16,879	14,234
Southern California	11,838	8,647	14,145
Pacific Northwest	11,732	30,585	13,537

Total Accruing Classified Loans	$61,160	$61,493	$62,761

Non-performing Assets:
New England	$15,688	$11,056	$11,224
Northern California	58,116	20,821	50,052
Southern California (11)	21,867	41,870	22,810
Pacific Northwest	16,708	22,866	20,231

Total Non-performing Assets	$112,379	$96,613	$104,317

Loans 30-89 Days Past Due:
New England	$4,474	$6,490	$14,939
Northern California	392	14,945	—
Southern California	2,628	5,189	4,645
Pacific Northwest	33	3,175	7

Total Loans 30-89 Days Past Due	$7,527	$29,799	$19,591

Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$1,784	$1,392	$1,038
Northern California	7,216	1,216	1,789
Southern California	444	1,760	(855)
Pacific Northwest	(293)	952	825

Total Net Loans Charged-off	$9,151	$5,320	$2,797

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

(1)	Total Balance Sheet Assets at June 30, 2009 includes assets from discontinued operations of $1.6 billion.
(2)	The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets. The Company calculates tangible common equity by adjusting total equity to exclude: the equity from the TARP funding, goodwill and intangible assets and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

	June 30 2010	June 30 2009	March 31, 2010

Total Balance Sheet Assets	$5,867,709	$7,265,738	$6,034,392
LESS: Goodwill and intangible assets, Net	(147,451)	(151,158)	(148,788)

Tangible Assets (non-GAAP)	5,720,258	7,114,580	5,885,604

Total Equity	540,666	648,035	610,180

LESS: Goodwill and intangible assets, Net	(147,451)	(151,158)	(148,788)
TARP Funding	—	(154,000)	(104,000)

ADD: Difference between redemption value of non-controlling interests and value under ARB 51	13,659	44,371	14,490

Total adjusting items	(133,792)	(260,787)	(238,298)

Tangible Common Equity (non-GAAP)	406,874	387,248	371,882

Total Equity/Total Assets	9.21%	8.92%	10.11%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.11%	5.44%	6.32%

(3)	In 2009 the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management.

Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations. Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the divested companies.

(4)	The accretion of the beneficial conversion feature and dividends on the Series B Preferred stock that the Company issued during the third quarter of 2008 is accounted for similar to a preferred stock dividend and reduces the income attributable to common shareholders. The accretion of the beneficial conversion feature on the Series B Preferred stock was fully accreted as of December 31, 2009.
(5)	The accretion of the discount and dividends on the Series C Preferred stock that the Company issued during the fourth quarter of 2008 is accounted for similar to a preferred stock dividend and reduces income attributable to common shareholders.

The accretion of the discount on the Series C Preferred stock was fully accreted as of June 30, 2010.

Boston Private Financial Holdings, Inc. Selected Financial Data (1) (In Thousands, except share data) (Unaudited)

(6)	The diluted EPS computation for the three and six months ended June 30, 2010 and 2009 and for the three months ended March 31, 2010 does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the Series B Preferred stock; nor the exercise of the warrants when the results are antidilutive. As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010	June 30, 2010	June 30, 2009
Potential common shares from the convertible trust preferred securities	1,860,339	3,228,687	1,860,339	1,860,339	3,228,687
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	1,854,754	981,098	—	1,655,844	1,026,187
Potential common shares from the conversion of the Series B Preferred stock	7,261,091	7,261,091	—	7,261,091	7,261,091

If the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.4 million, $0.7 million, and $0.4 million for the three months ended June 30, 2010, June 30, 2009 and March 31, 2010, respectively, and $0.9 million, and $1.5 million for the six months ended June 30, 2010 and 2009, respectively, would be added back to net loss for diluted EPS computations for the periods presented.

If the effect of the conversion of the Series B Preferred stock would have been dilutive, preferred dividends related to the Series B Preferred stock of $0.1 million for the three and six months ended June 30, 2010 and 2009 would have been added back to net loss for diluted EPS computations for the periods presented.

Options to purchase shares of common stock that were outstanding at June 30, 2010 were not included in the computation of diluted EPS or in the above anti-dilution table because the options’ exercise prices were greater than the average market price of the common shares during the period.

The shares excluded from the diluted EPS computation for the three months ended June 30, 2010, June 30, 2009 and March 31, 2010 amounted to 4.6 million, 5.2 million, and 4.1 million, respectively.

The shares excluded from the diluted EPS computation for the six months ended June 30, 2010, and 2009 amounted to 4.4 million, and 5.2 million, respectively.

In addition, a warrant to purchase approximately 2.9 million shares of common stock was outstanding at June 30, 2010, June 30, 2009 and March 31, 2010 but was not included in the computation of diluted EPS because the warrant’s price was greater than the average market price of the common shares during the period.

(7)	Interest income on non-taxable investments and loans are presented on an FTE basis using the federal statutory rate. These adjustments were approximately $1.7 million for three months ended June 30, 2010, $1.8 million for the three months ended March 31, 2010, and $1.9 million for the three months ended June 30, 2009. The adjustments for the six months ended June 30, 2010 and 2009 were approximately $3.5 million and $3.6 million, respectively.
(8)	Includes loans held for sale and non-accrual loans.
(9)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(10)	Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.
(11)	Includes the non-strategic loans held for sale of $3.0 million, $18.6 million, and $3.1 million, at June 30, 2010, June 30, 2009 and March 31, 2010, respectively.
(12)	Total Other Average Assets for the three and six months ended June 30, 2009 includes average assets from discontinued operations of $1.6 billion. Total Average Payables and Other Liabilities for the three and six months ended June 30, 2009 includes average payables and other liabilities from discontinued operations of $1.5 million.